UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

99¢ ONLY STORES

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 5, 2013, in connection with preparing the quarterly report for the third quarter of fiscal 2013 ended December 29, 2012 (the “third quarter of fiscal 2013”) of 99¢ Only Stores (the “Company”) and after discussion with Ernst & Young, LLP, the Company’s new independent registered public accounting firm, management of the Company and the Audit Committee of its Board of Directors concluded that the interim financial statements included in the Company’s registration statement on Form S-4 (File No. 333-182582) for the quarter ended June 30, 2012 and report on Form 10-Q for the quarter ended September 29, 2012 should no longer be relied upon because of the following error in such financial statements.  As more fully described below, the Company determined that it should have recognized a $16.3 million loss on debt extinguishment related to the repricing of its term loan facility.

The Company plans to file its Quarterly Report on Form 10-Q for the third quarter of fiscal 2013 and an amended Form 10-Q for the second quarter of fiscal 2013 containing restated interim unaudited financial statements for the fiscal quarters ended June 30, 2012 and September 29, 2012 with the Securities and Exchange Commission as soon as practicable.

In connection with the foregoing, the Company re-evaluated its conclusion regarding the effectiveness of the Company’s controls and procedures and determined that a material weakness existed related to the accounting for debt refinancing as of June 30, 2012 and September 29, 2012.  The Company expects that it will remediate this material weakness upon filing its Form 10-Q/A for the second quarter ended September 29, 2012 and its Form 10-Q for the third quarter ended December 29, 2012.

The restatement did not affect revenues, cost of sales, operating income or Adjusted EBITDA, which is a non-GAAP financial measure used by the Company in its earnings releases.  In addition, the restatement did not affect the previously reported total cash provided by operating activities, total cash used in investing activities or total cash used in financing activities. The correction will be recorded as loss on extinguishment and adjustment to interest expense as part of non-operating expenses in the first quarter of fiscal 2013.

The Company’s Chief Financial Officer has discussed the matters set forth herein with BDO USA, LLP, the Company’s independent registered public accounting firm for the fiscal quarters ended June 30, 2012 and September 29, 2012, and, as noted above, the Audit Committee of the Company’s Board of Directors has discussed the matters set forth herein with Ernst & Young, LLP, the Company’s current independent registered public accounting firm.

First Quarter of Fiscal 2013 Repricing Transaction; Restatement

On January 13, 2012, the Company was acquired through a merger (the “Merger”) with an entity indirectly controlled the Company’s current beneficial owners, with the Company being the surviving corporation.  In connection with the Merger, among other things, the Company borrowed $525 million under a seven-year term loan credit facility (the “First Lien Term Loan Facility”), with a maturity date of January 13, 2019, and incurred related costs of approximately $27.1 million, of which approximately $16.6 million was capitalized as deferred financing and $10.5 million as original issue discount.

On April 4, 2012, the Company closed a repricing transaction of the original First Lien Term Loan Facility (the “Amended First Lien Term Loan Facility”).  In connection with the repricing, the Company paid refinancing fees of approximately $11.2 million. The Company initially accounted for the repricing entirely as a loan modification, and capitalized the additional refinancing fees.  As part of the Company’s third quarter fiscal 2013 interim period review, the Company reevaluated the proper accounting for the repricing.  Specifically, the Company evaluated the position of each lender under both the original First Lien Term Loan Facility and Amended First Lien Term Loan Facility. The Company determined that a portion of the repricing transaction should have been accounted for as debt extinguishment, representing the outstanding principal amount of loans held by lenders under the First Lien Term Loan Facility that were not lenders under the Amended First Lien Term Loan Facility.   In accordance with applicable guidance for debt modification and extinguishment, the Company should have recognized a $16.3 million loss on debt extinguishment related to a portion of the unamortized debt issuance costs, unamortized original issue discount and refinancing costs incurred in connection with the repricing for the portion of the First Lien Term Loan Facility that was extinguished.

The $16.3 million loss to be recognized as loss on extinguishment in the first quarter of fiscal 2013 ended June 30, 2012 (the “first quarter of fiscal 2013”) is summarized below (in thousands):

First Lien Term Loan Facility unamortized deferred financing costs write-off	$6,950
First Lien Term Loan Facility unamortized original issue discount	4,403
Debt issuance costs to be expensed incurred in connection with refinancing	4,993

Total loss on extinguishment	$16,346

The following tables set forth the effects of the restatement (after the related income tax effect) on certain line items within in the Company’s previously issued unaudited financial statements as of and for the dates indicated (in thousands):

Consolidated Statement of Comprehensive Income (Loss)

	First Quarter Ended June 30, 2012
	As Reported	Adjustment	As Restated
Loss on extinguishment of debt	$—	$16,346	$16,346
Interest expense	16,016	(439)	15,577
Total other expense, net	15,856	15,907	31,763
Income (loss) before provision for taxes	8,228	(15,907)	(7,679)
Provision for income taxes	3,126	(5,914)	(2,788)
Net income (loss)	5,102	(9,993)	(4,891)
Comprehensive income (loss)	$4,553	$(9,993)	$(5,440)

Consolidated Statements of Comprehensive Income (Loss)

	Second Quarter Ended September 29, 2012			First Half Ended September 29, 2012
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Loss on extinguishment of debt	$—	—	$—	$—	$16,346	$16,346
Interest expense	16,017	(480)	15,537	32,033	(919)	31,114
Total other expense, net	15,985	(480)	15,505	31,841	15,427	47,268
(Loss) income before provision for taxes	(56)	480	424	8,172	(15,427)	(7,255)
(Benefit) provision for income taxes	(77)	291	214	3,049	(5,623)	(2,574)
Net income (loss)	21	189	210	5,123	(9,804)	(4,681)
Comprehensive (loss) income	$(448)	189	$(259)	$4,105	(9,804)	$(5,699)

Consolidated Balance Sheets

	June 30, 2012				September 29, 2012
	As Reported	Adjustment		As Restated	As Reported	Adjustment		As Restated

Income taxes receivable	$4,040	5,914		$9,954	$14,592	5,623		$20,215
Total current assets	308,326	5,914		314,240	327,850	5,623		333,473
Deferred financing costs, net	40,468	(17,343)		23,125	39,234	(16,799)		22,435
Total assets	1,773,931	(11,429)		1,762,502	1,789,930	(11,176)		1,778,754
Long-term debt, net of current portion	757,333	(1,436	)(a)	755,897	756,328	(1,372	)(a)	754,956
Total liabilities	1,137,819	(1,436)		1,136,383	1,153,465	(1,372)		1,152,093
Retained earnings (deficit)	(191)	(9,993)		(10,184)	(170)	(9,804)		(9,974)
Total shareholders’ equity	636,112	(9,993)		626,119	636,465	(9,804)		626,661
Total liabilities and shareholders’ equity	$1,773,931	$(11,429)		$1,762,502	$1,789,930	(11,176)		$1,778,754

(a)          Decrease in long-term debt, net of current portion line item represents reclassification of deferred financing costs to debt discount, partially offset by write-off of a portion of original issue discount.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Registration Statement on Form S-4 (File No. 333-182582), declared effective on October 9, 2012.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99¢ ONLY STORES

Dated: February 6, 2013	By:	/s/ Frank Schools
Frank Schools
Senior Vice President, Chief Financial Officer